UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2013

BERING EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 716-2600

(Registrant’s telephone number, including area code)

710 N. Post Oak Road, Suite, 410

Houston, Texas 77024

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	3
Item 2.01 Completion of Acquisition or Disposition of Assets	5
Item 3.02 Unregistered Sales of Equity Securities	5
Item 5.01 Changes in Control of Registrant	6
Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	7
Item 8.01 Other Events	8
Item 9.01 Financial Statements and Exhibits	9
SIGNATURE	10
Exhibit Index	11

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2013, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Breitling Oil and Gas Corporation, a Texas corporation (“O&G”), and Breitling Royalties Corporation, a Texas corporation (“Royalties” and collectively with O&G, “Breitling”). Pursuant to the Purchase Agreement, the Company issued to Breitling 461,863,084 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), in exchange for substantially all of the oil and gas assets owned by Breitling (the “Transaction”). In connection with the closing of the Transaction (the “Closing”), all of the Company’s outstanding convertible notes were converted into Common Stock. The shares of Common Stock issued to Breitling represent approximately 92.5% of the shares of Common Stock on a fully diluted basis following the Closing. The Closing did not affect the number of shares of Common Stock held by the Company’s existing stockholders.

O&G was founded in October 2004 in Dallas, Texas. Breitling is an independent exploration and production company with proved reserves throughout several major basins in the United States. Breitling is engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of Texas, Oklahoma and North Dakota. Based upon Breitling’s latest reserve report as of October 1, 2013, Breitling’s proved, probable and possible oil and gas assets have a net present value of approximately $25.7 million, using a 10% discount rate, oil priced at $97.10 per barrel and gas priced as 3.66 per MMBtu.

At the closing date of the Transaction (the “Closing Date”), all of the existing directors of the Company delivered to the Company an irrevocable resignation (a “Resignation”) of their positions as a director effective as of the expiration of the ten-day period (the “Waiting Period”) following the later of (i) the filing by the Company with the Securities and Exchange Commission (the “SEC”) of a Schedule 14f-1 (the “Schedule 14f-1”) disclosing the appointment of new directors to the Company’s board of directors and (ii) the mailing by the Company to its stockholders of the Schedule 14f-1. Just prior to the end of the Waiting Period, the Company’s board of directors will appoint Chris R. Faulkner, Jeremy S. Wagers, Jonathan S. Huberman, Richard H. Mourglia and Chris E. Williford, as members of the Company’s board of directors. Immediately following the Waiting Period, the Company’s board of directors will consist of Chris R. Faulkner, Jeremy S. Wagers, Jonathan S. Huberman, Richard H. Mourglia and Chris E. Williford. The Company is obligated file the Schedule 14f-1 with the SEC and mail the Schedule 14f-1 to stockholders of the Company as soon as practicable following the Closing Date. Except to the extent required by law and the fiduciary duties of the directors of the Company, the Company’s board of directors will not take any action at a meeting of the board of directors or pursuant to a written consent, prior to the expiration of the Waiting Period. In the event that the Company’s board of directors is required by law or fiduciary duty to take any action during the Waiting Period, the board of directors will, unless prohibited by law or fiduciary duty, obtain Breitling’s consent prior to taking such action.

In connection with the Transaction, each of J. Leonard Ivins and Steven M. Plumb, who constitute all of the Company’s directors and executive officers, have executed a Termination Agreement and Release, whereby they have agreed to terminate any agreements between themselves or their affiliates and the Company, and have agreed to release the Company from any claims arising out of their service with the Company. They retain, however, rights to indemnification as provided by Nevada law and as provided by the Company’s Articles of Incorporation and Bylaws as of the Closing Date.

In connection with the Transaction, the Company undertook the following actions with respect to its Common Stock:

•	cancelled 10,016,200 shares of Common Stock previously issued to J. Leonard Ivins;

•	cancelled 5,500,000 shares of Common Stock previously issued to Steven M. Plumb;

•	cancelled 100,000 shares of Common Stock previously issued to William Park Grant;

•	converted the August 16, 2012 convertible promissory note of the Company issued to Jinsun, LLC in the original principal amount of $247,500 into 3,535,714 shares of Common Stock;

•	converted the December 31, 2012 convertible promissory note of the Company issued to Jinsun, LLC in the original principal amount of $20,000 into 285,714 shares of Common Stock;

•	converted the January 24, 2013 convertible promissory note of the Company issued to Jinsun, LLC in the original principal amount of $2,000 into 28,571 shares of Common Stock;

•	converted the April 8, 2013 convertible promissory note of the Company issued to Pass the Biscuits, LLC in the original principal amount of $75,000 into 1,604,148 shares of Common Stock;

•	converted the September 30, 2013 convertible promissory note of the Company issued to Cinco NRG, LLC in the original principal amount of $25,000 into 357,142 shares of Common Stock and issued those shares to TPH Holdings, LLC, Cinco NRG, LLC’s assignee;

•	converted the June 6, 2013 convertible promissory note of the Company issued to Jinsun, LLC in the original principal amount of $18,000 into 257,142 shares of Common Stock; and

•	issued to Vertical Holdings, LLC on December 9, 2013, 8,096,144 shares of Common Stock in exchange for the assumption by that entity of (a) between $75,000 and $150,000 of accounts payable of Bering Operations, Inc., a wholly owned subsidiary of the Company, and (b) all plugging and abandonment obligations for any and all wells for which Bering Operations, Inc. was acting as operator as of such date.

In connection with the Transaction, each of J. Leonard Ivins, Steven M. Plumb, Kevan Casey and entities controlled by them who were substantial stockholders of the Company prior to the Closing (each, a “Stockholder”), has executed a Non-Transfer Agreement providing that for a two-year period following the Closing Date, such Stockholder shall not transfer any shares of Common Stock, or make any agreement relating thereto, without the prior written consent of the Company; provided, however, that following the 12-month anniversary of the Closing Date, unless the Company has incurred damages in excess of $25,000 giving rise to an indemnification claim under the Purchase Agreement, such Stockholder may transfer a number of shares of Common Stock equal to 10,000 shares per day, but in no event to exceed 3% of the daily trading volume. J. Leonard Ivins is authorized to sell up to 60,000 shares of Common Stock during the six months after the Closing Date.

In addition, each of the Stockholders has executed a release terminating all agreements between the Company and such Stockholder. Pursuant to the release, each Stockholder has, on its own behalf and on behalf of its affiliates, released all possible claims that such Stockholder may have arising out of any actions that occurred prior to the Closing Date.

In connection with the Transaction, Breitling has executed a Non-Transfer Agreement providing that for a period of 15 months following the Closing Date it will not transfer any shares of Common Stock or make any agreement relating thereto, in each case, without the prior written consent of the Company. Notwithstanding the foregoing, Breitling may transfer shares of Common Stock to any stockholder of Breitling or any affiliate of such stockholder provided that such stockholder of affiliate enters into an agreement with Company limiting the transfer of such shares of Common Stock to that same extent that such transfers are limited under the Non-Transfer Agreement.

In connection with the Transaction, the Company rescinded all of the agreements contained in the Global Release and Indemnification Agreement by and among the Company, Kevan Casey, Far East Strategies, LLC and Jinsun, LLC dated March 27, 2013.

In connection with the stockholder release executed by Kevan Casey and his related entities, the Company has agreed to indemnify him and his affiliates from and against any losses, claims, demands, damages or liabilities of any kind (collectively, “Liabilities”) relating to or arising out of activities performed or services furnished by any of them to the Company prior to the Closing Date. The Company will not, however, be responsible for any such Liabilities to the extent that they are determined to have resulted primarily from an indemnified person’s (x) bad faith, gross negligence or willful misconduct or (y) violation of the Securities Act of 1933, as amended (the “Securities Act”, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any state Blue Sky laws.

The Company sold to Vertical Holdings, LLC, an entity controlled by Kevan Casey, the Company’s 25% share of Intertech Bio, Inc. (“Intertech Bio”) for $100 and the assumption of up to $25,000 of Intertech Bio’s obligations. The Company also sold all of the outstanding capital stock of Bering Operations, Inc. to LPC Enterprises, LLC, following the sale of substantially all of that entity’s assets and the assumption of its liabilities by Vertical Holdings, LLC.

Pursuant to the Purchase Agreement, the Company is obligated to indemnify and hold harmless Breitling and the direct and indirect owners of Breitling (the “Breitling Indemnified Parties”), and shall reimburse the Breitling Indemnified Parties for, any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys’ fees) or diminution of value (collectively, “Damages”) arising from or in connection with (a) any inaccuracy, in any material respect, in any of the representations and warranties of the Company in the Purchase Agreement, (b) any failure by the Company to perform or comply in any material respect with any covenant or agreement in the Purchase Agreement, or (c) any litigation, action, claim, proceeding or investigation by any third party relating to or arising out of the business or operations of the Company, or the actions of the Company or any holder of shares of Common Stock prior to the Closing. This indemnification obligation will survive the Closing and continue in full force and effect for a period of two years.

The aggregate liability of the Company to the Breitling Indemnified Parties under the Purchase Agreement from the Closing shall be payable only through the issuance of additional shares of Common Stock, and only if the aggregate claims for Damages exceed $25,000. In the event that the Breitling Indemnified Parties are entitled to indemnification for actual Damages incurred by them, the Company is obligated to issue to them that number of additional shares of Common Stock in an aggregate amount equal to the quotient obtained by dividing (x) the amount of such Damages by (y) the Fair Market Value per share of Common Stock as of the date (the “Determination Date”) of the submission of the notice of claim to Company. “Fair Market Value” means, with respect to a share of Common Stock on any Determination Date, the average of the daily closing prices for the 10 consecutive business days prior to such date.

At the Closing, the Company entered into an Administrative Services Agreement (“Services Agreement”) with Crude Energy, LLC, a Texas limited liability company (“CE”), and Crude Royalties, LLC, a Texas limited liability company (“CR” and together with CE, “Crude”). Crude is owned and controlled by Parker Hallam and Michael Miller, who together own two thirds of the outstanding shares of Breitling. Pursuant to the Services Agreement, Crude will provide administrative services (“Crude Administrative Services”) to the Company arising out of the Company’s record ownership of certain oil and gas properties beneficially owned by clients of Breitling. The Company will provide Crude (i) access to the Company’s client list so that Crude may offer oil and gas prospects to the Company’s clients and (ii) access to certain of the Company’s oil and gas prospects for acquisitions of working interests and/or royalty interests (“Company Administrative Services”). Crude will provide the Crude Administrative Services in exchange for receiving the Company Administrative Services, and will be entitled to certain expense reimbursements. In addition to providing the Crude Administrative Services, Crude will pay the Company for the Company Administrative Services.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Closing of the Transaction

The Closing, pursuant to which the Company acquired substantially all of the oil and gas assets of Breitling, occurred on December 9, 2013.

The information set forth in Item 1.01 regarding the Purchase Agreement is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01, the Company issued to Breitling 461,863,084 shares of Common Stock at the Closing pursuant to the Purchase Agreement. The Company also issued 14,164,575 shares of Common Stock at the Closing pursuant to the conversion of outstanding convertible notes. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The sales of the shares of Common Stock under the Purchase Agreement were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

As described in Item 1.01, the Closing constituted a change in control of the Company. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.01.

As the owners of approximately 92.5% of the Company’s outstanding shares of Common Stock, the owners of Breitling (the “Breitling Group”) have the ability to elect all of the members of the Company’s board of directors, and through such directors control the appointment of the Company’s officers. Immediately upon the Closing, all of the Company’s executive officers resigned and were replaced with officers named by the Breitling Group. In addition, ten days following the mailing of a Schedule 14f-1, all of the Company’s current directors will appoint designees chosen by the Breitling Group as new directors and then all of the current directors will resign, so that the designees chosen by the Breitling Group will constitute the entire board of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of:

•	The Company’s shares of Common Stock, as of December 9, 2013, immediately prior to the Closing, based on 37,020,542 shares of Common Stock outstanding; and

•	The Company’s shares of Common Stock after the Transaction based on 498,883,626 shares of outstanding;

by:

•	each current director and executive officer of Company and each person nominated to become a director following the Transaction;

•	all current executive officers and directors of the Company as a group (including in the post-Transaction chart, only the director nominees and not the current directors); and

•	each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

Beneficial ownership has been determined in accordance with applicable SEC rules, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days.

Before the Closing of the Transaction

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percentage of Class
J. Leonard Ivins, CEO (2)	6,307,426	16.5%
Kevan Casey (3)	13,908,420	36.5%
Steven M. Plumb, President, COO,CFO and Secretary (4)	3,273,510	8.6%
Officers and Directors:
J. Leonard Ivins, Chairman of Board and CEO (2)	6,307,426	16.5%
Steven M. Plumb, President, COO,CFO and Secretary(4)	3,273,510	8.6%
Total of all Officers and Directors	9,580,936	25.1%

(1)	Unless otherwise indicated, the mailing address of the beneficial owner is Bering Exploration, Inc., 710 N. Post Oak Road, Suite 410, Houston, Texas 77024.
(2)	J. Leonard Ivins directly owns 6,307,426 shares of Common Stock.
(3)	The business address of Kevan Casey is P.O. Box 27949, Houston, Texas 77227-7949. Mr. Casey owns 3,374 shares directly and the following shares indirectly: 114,000 shares are held by Silver Star Holdings Trust, of which Mr. Casey is the trustee, 117,079 shares are held by KM Casey No 1, Ltd, of which Mr. Casey is the managing partner, 5,220,681 shares are held by Jinsun, LLC, of which Mr. Casey is the sole member, 8,096,144 shares are held by Vertical Holdings, LLC, of which Mr. Casey is the sole member, and 357,142 shares are held by TPH Holdings, LLC, of which Mr. Casey is the sole member.
(4)	VASHB Group, LLC, a limited liability company of which Steven M. Plumb owns a 100% interest, owns 29,739 shares. Mr. Plumb directly owns 3,243,771 shares of Common Stock.

Following the Closing of the Transaction

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percentage of Class
Breitling Oil and Gas Corporation(2) 1910 Pacific Avenue, Suite 7000 Dallas, Texas 75201	92,372,617	18.5%
Breitling Royalty Corporation(2) 1910 Pacific Avenue, Suite 7000 Dallas, Texas 75201	369,490,467	74.0%
Officers and Directors:
Chris Faulkner, CEO, President and director nominee(2)	461,863,084	92.5%
Jeremy Wagers, COO, General Counsel and director nominee	0
Jonathan S. Huberman, director nominee	0
Richard H. Mourglia, director nominee	0
Chris E. Williford, director nominee	0	%
Total of all Officers and Directors	461,863,084	92.5%

(1)	Unless otherwise indicated, the mailing address of the beneficial owner is Bering Exploration, Inc., 1910 Pacific Avenue, Suite 7000, Dallas, Texas 75201.
(2)	Each of O&G and Royalties are owned 33-1/3% by Chris Faulkner, 33-1/3% by Parker Hallam and 33-1/3% by Michael Miller, whose addresses are 1910 Pacific Avenue, Suite 7000, Dallas, Texas 75201. Messrs. Faulkner, Hallam and Miller also constitute the board of directors of each of O&G and Royalties. Based upon the “rule of three,” where voting and investment decisions regarding an entity’s portfolio securities are made by three or more individuals, and a voting or investment decision requires the approval of a majority of those individuals, none of the individuals are deemed a beneficial owner of the entity’s portfolio securities. Consequently, each of Messrs. Faulkner, Hallam and Miller disclaim beneficial ownership of these shares of common stock. Nonetheless, the Company is reporting all of the shares owned by O&G and Royalties as being beneficially owned by Mr. Faulkner.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the Closing, J. Leonard Ivins resigned his position as Chief Executive Officer and Steven M. Plumb resigned his positions as Chief Financial Officer, Chief Operating Officer, President and Secretary, each effective as of the Closing.

The Company’s executive officers following the Closing and directors (who will be appointed once the Waiting Period required by the Exchange Act has expired) are and will be:

Name	Age	Position
Chris Faulkner	37	Chief Executive Officer,President and nominee for director
Jeremy Wagers	37	Chief Operating Officer, General Counsel and Secretary, and nominee for director
Jonathan S. Huberman	48	Nominee for director
Richard H. Mourglia	55	Nominee for director
Chris E. Williford	62	Nominee for director

Chris Faulkner. Mr. Faulkner was appointed as Chief Executive Officer and President of the Company effective as of the Closing. Mr. Faulkner founded O&G in 2004 and has been its President, Chief Executive Officer and Chairman of the Board since that time. He is a frequent lecturer at industry events and is a member of many industry organizations, including the Texas Alliance of Energy Producers, the Dallas Petroleum Club, Independent Petroleum Association of America, Texas Independent Producers and Royalty Owners Association. Mr. Faulkner writes a monthly column on oil and gas for Energy and Mining International and Oil and Gas Monitor magazines. Mr. Faulkner was nominated to serve on the Board of Directors of the Company because of his experience in putting together the oil and gas interests that now form the Company’s core assets.

Jeremy S. Wagers. Mr. Wagers was appointed as Chief Operating Officer and General Counsel effective as of the Closing. Mr. Wagers joined Breitling as Chief Compliance Officer and General Counsel in December 2012. Prior to joining Breitling, Mr. Wagers was Senior Vice President, General Counsel and Corporate Secretary for Triangle Petroleum Corporation. From 2002 through 2005, he practiced law as a corporate finance and M&A attorney with Vinson & Elkins, LLP, in Houston, Texas and from 2005 through 2011, he practiced law as a corporate finance and M&A attorney with Skadden, Arps, Slate, Meagher & Flom LLP, in Houston, Texas. Mr. Wagers earned a Bachelor of Business Administration in Finance and Economics (summa cum laude) from Baylor University and graduated from the University of Texas School of Law with Honors. Mr. Wagers was nominated to serve on the Board of Directors of the Company because of his experience as General Counsel of a publicly traded oil and gas company and his experience as a corporate attorney.

Jonathan S. Huberman. Since July 2013, Mr. Huberman has been President and CEO of Tiburon, Inc., a software provider for the public safety industry (“Tiburon”). From February 2012 until June 2013, he was Managing Director at the Gores Group, Tiburon’s primary investor. From June 2008 until February 2012, Mr. Huberman was President of the Consumer and Small Business Products Division at EMC Corporation and was also responsible for that company’s China growth initiatives. Prior to that, Mr. Huberman was the CEO of Iomega Corporation and continued his responsibilities following EMC’s acquisition of Iomega in 2008. Before joining Iomega, Mr. Huberman was Managing Director and co-founder of aAd Capital, a hedge fund focused on investing in small to mid-sized public companies. Prior to aAd Capital, Mr. Huberman was a Partner at Idanta Partners, a technology focused private equity affiliate of the Bass family. Earlier in his career, Mr. Huberman worked at the Boston Consulting Group and Cray Research. Mr. Huberman also served as Special Advisor to the Director of DARPA. Mr. Huberman graduated with a B.A. in Computer Science from Princeton University, and received an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Huberman was nominated to serve on the Board of Directors of the Company because of his experience in raising funds for small to mid-sized companies.

Richard H. Mourglia. Mr. Mourglia has served as General Counsel and Senior Vice President-Land of Dune Energy, Inc. since August 2008. From 1990 until joining Dune, Mr. Mourglia was in private practice with major national and international law firms where his practice focused on a variety of oil and gas/energy transactional matters. Mr. Mourglia began his career in 1980 as a petroleum landman, including heading his own petroleum land services company from 1984 to 1990. Mr. Mourglia received a BBA in Finance in 1980 from The University of Texas at Austin and a JD (cum laude) in 1990 from South Texas College of Law. Mr. Mourglia has been active in various professional organizations, including serving on the board and as an officer of the General Counsel Forum and the board of the Texas Association of Bank Counsel. Mr. Mourglia was nominated to serve on the Board of Directors of the Company because of his experience as General Counsel of a publicly traded oil and gas company.

Chris W. Williford. Mr. Williford has over 35 years’ experience in various senior financial positions in the oil and gas sector. Since September 2013, Mr. Williford has been CFO of Silverback Exploration, LLC, a member of the EnCap financed family of portfolio exploration and production companies (“Silverback”). Silverback will be pursuing unconventional opportunities in the United States, utilizing horizontal drilling techniques. From September 2011 until September 2013, he was CFO of Central Montana Resources LLC, another exploration and production company. Prior to joining Central Montana Resources LLC, he spent almost 19 years as chief financial officer/treasurer of Abraxas Petroleum Corporation, a publicly traded company (“Abraxas”). Under Mr. Williford’s direction, Abraxas completed over $1.2 billion of both private and public debt financings and over $350 million in private and public equity raises. Abraxas also completed A&D transactions of more than $1 billion in both the US and Canada during Mr. Williford’s stay. Mr. Williford was nominated to serve on the Board of Directors of the Company because of his experience in finance in publicly traded oil and gas companies.

Item 8.01 Other Events.

On December 9, 2013, the Company issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Form 8-K.

(b) Pro forma financial information.

Pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Form 8-K.

(d) Exhibits.

No.	Exhibit

10.1	Asset Purchase Agreement among the Company, O&G and Royalties.

10.2	Form of Termination Agreement and Release executed by each of the Company’s exiting executive officers.

10.3	Form of Non-Transfer Agreement executed by certain of the Company’s existing stockholders.

10.4	Form of Release executed by certain of the Company’s existing stockholders.

10.5	Form of Release executed by the Company, Kevan Casey and his affiliates.

10.6	Non-Transfer Agreement executed by O&G and Royalties .

10.7	Administrative Services Agreement among the Company, CE, and CR.

99.1	Press Release dated December 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERING EXPLORATION, INC.

December 9, 2013	By:	/s/ Chris Faulkner
Name: Chris Faulkner
Title: President and Chief Executive Officer

Exhibit Index

No.	Exhibit

10.1	Asset Purchase Agreement among the Company, O&G Royalties.

10.2	Form of Termination Agreement and Release executed by each of the Company’s exiting executive officers.

10.3	Form of Non-Transfer Agreement executed by certain of the Company’s existing stockholders.

10.4	Form of Release executed by certain of the Company’s existing stockholders.

10.5	Form of Release executed by the Company, Kevan Casey and his affiliates.

10.6	Non-Transfer Agreement executed by O&G Royalties.

10.7	Administrative Services Agreement among the Company, CE & CR.

99.1	Press Release dated December 9, 2013.